UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

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John Hancock Funds II

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JOHN HANCOCK FUNDS II
601 Congress Street
Boston, Massachusetts 02210-2805

March 23, 2018

Dear Shareholders:

Enclosed is the Information Statement of John Hancock Funds II (“JHF II”) regarding a new subadvisory agreement with Redwood Investments, LLC (“Redwood”) for Small Cap Growth Fund (the “Fund”). Redwood succeeded Invesco Advisers, LLC (“Invesco”) as subadvisor to the Fund, effective at the close of business on December 26, 2017. As with the subadvisory agreement with Invesco, pursuant to the new subadvisory agreement, Redwood manages the Fund’s investments and determines the composition of the assets of the Fund.

The Board of Trustees of JHF II approved the new subadvisory agreement with Redwood. The new subadvisory agreement with Redwood is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory and subadvisory fees have decreased as a result of the new subadvisory agreement with Redwood and changes have been made to the Fund’s advisory and subadvisory fee breakpoints. The subadvisory fee is paid by the Fund’s investment advisor and not by the Fund. Please see below for further information regarding changes to the Fund’s advisory and subadvisory fee rates.

Please note that JHF II is not required to obtain shareholder approval in connection with this subadvisor change. We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy, with respect to this subadvisor change. The enclosed Information Statement provides information about the new subadvisory agreement and Redwood.

If you have any questions regarding the Information Statement, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

Sincerely,

/s/ THOMAS DEE
Thomas Dee
Assistant Secretary
John Hancock Funds II

JOHN HANCOCK FUNDS II
601 Congress Street
Boston, Massachusetts 02210-2805

_______________

INFORMATION STATEMENT

NEW SUBADVISORY AGREEMENT
FOR JOHN HANCOCK SMALL CAP GROWTH FUND

_______________

INTRODUCTION

This Information Statement details a recent subadvisor change relating to John Hancock Small Cap Growth Fund (the “Fund”), a series of John Hancock Funds II (“JHF II” or the “Trust”). At its in-person meeting held on December 12-14, 2017, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust, its investment advisor or Redwood Investments, LLC (“Redwood”), the new subadvisor (the “Independent Trustees”), unanimously approved a new subadvisory agreement appointing Redwood to serve as the new subadvisor to the Fund (the “Redwood Subadvisory Agreement”). At the same time, the Board approved the termination of Invesco Advisers, LLC (“Invesco”) as subadvisor to the Fund. These changes became effective at the close of business on December 26, 2017. This Information Statement is being delivered to shareholders on or about March 23, 2018. A discussion of the Board’s determination to appoint Redwood as the Fund’s subadvisor is provided in the “Board Consideration of Redwood Subadvisory Agreement” section below.

JHF II. JHF II is an open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act. The shares of JHF II are divided into separate series or funds, including the Fund.

Investment Management and Administration. John Hancock Advisers, LLC (“JHA” or the “Advisor”) is the Fund’s investment advisor. Pursuant to an investment advisory agreement with JHF II, the Advisor is responsible for, among other things, administering the business and affairs of JHF II and selecting, contracting with, compensating and monitoring the performance of the investment subadvisor that manages the investment of the assets of the Fund or provides other subadvisory services pursuant to a subadvisory agreement with the Advisor. The Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). In addition, JHA serves as the Fund’s administrator pursuant to a separate Service Agreement.

The Distributor. John Hancock Funds, LLC (the “Distributor”) serves as JHF II’s distributor.

The offices of JHA and the Distributor are located at 601 Congress Street, Boston, Massachusetts 02210. Their ultimate parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife Financial” in Canada and Asia and primarily as “John Hancock” in the United States.

Pursuant to an exemptive order (the “Order”) received from the Securities and Exchange Commission (“SEC”), the Advisor is permitted to appoint a new subadvisor for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadvisor is not an affiliate of the Advisor. Because the Redwood Subadvisory Agreement described in this Information Statement does not involve a subadvisor that is affiliated with the Advisor, pursuant to the Order, JHF II is not required to obtain shareholder approval in connection with this subadvisor change. We are not asking you for a proxy and you are requested not to send us a proxy, with respect to this subadvisor change.

Annual and Semiannual Reports. JHF II will furnish, without charge, a copy of its most recent annual report and semiannual report to any shareholder upon request. To obtain a report, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

NEW SUBADVISORY AGREEMENT
FOR SMALL CAP GROWTH FUND

As described in more detail in the introduction, at its in-person meeting held on December 12-14, 2017, the Board approved the Redwood Subadvisory Agreement appointing Redwood as subadvisor for the Fund, replacing the Fund’s former subadvisor, Invesco.

As with the subadvisory agreement with Invesco, pursuant to the Redwood Subadvisory Agreement, and as more fully described below, Redwood manages the Fund’s investments and determines the composition of the assets of the Fund. The Redwood Subadvisory Agreement is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory and subadvisory fees have decreased as a result of the Redwood Subadvisory Agreement. The subadvisory fee is paid by the Advisor, and not by the Fund. In connection with the appointment of Redwood, the Fund’s investment objective, non-fundamental investment policies, advisory fee rates and subadvisory fee rates were revised, as discussed below. The Redwood Subadvisory Agreement is dated December 14, 2017 and was approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on December 12-14, 2017. The subadvisory agreement with Invesco, dated January 1, 2014 (the “Invesco Subadvisory Agreement”), was most recently approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on June 19-22, 2017 in connection with its annual review and continuance of such agreements. A transition manager has overseen the movement of portfolio assets from Invesco’s control to Redwood’s control.

The expenses of the preparation and mailing of this Information Statement are being paid by the Fund.

Redwood

Redwood is a limited liability company organized under the laws of the Commonwealth of Massachusetts that is registered as an investment advisor under the Advisers Act. The principal offices of Redwood are located at One Gateway Center, Suite 802, Newton, Massachusetts 02458.

Redwood Subadvisory Agreement

The principal responsibilities of Redwood under the Redwood Subadvisory Agreement, and of Invesco under the Invesco Subadvisory Agreement, are substantially similar. The subadvisor manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Advisor, and formulates a continuous investment program for the Fund consistent with the Fund’s investment objective and policies. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. Certain terms of the agreements, including certain differences between the agreements, are described below.

Subadvisor Compensation. As compensation for their services under the Redwood Subadvisory Agreement and the Invesco Subadvisory Agreement, Redwood is paid, and Invesco was paid, a subadvisory fee with respect to the Fund. Subadvisory fees are calculated and accrued daily based upon the Fund’s net assets, and the sum of the daily fee accruals is paid monthly in arrears. Pursuant to both the Redwood Subadvisory Agreement and the Invesco Subadvisory Agreement, the subadvisory fee accrued each calendar day is calculated by applying the annual percentage rates (including breakpoints) to the net assets of the Fund and dividing by 365 (366 in a leap year). Subadvisory fees are paid by the Advisor, not by the Fund. The advisory and subadvisory fees have decreased as a result of the Redwood Subadvisory Agreement and changes have been made to the Fund’s advisory and subadvisory fee breakpoints.

Changes in Investment Objective, Non-Fundamental Investment Policies, Advisory Fee Breakpoints, and Subadvisory Fee Breakpoints

In connection with approving the Redwood Subadvisory Agreement for the Fund, the Board approved changes to the Fund’s non-fundamental investment objective and certain non-fundamental investment policies of the Fund. The Fund’s investment objective had been to seek long-term growth of capital. The Fund’s new investment objective is to seek long-term capital appreciation. The Fund’s non-fundamental investment policy of investing at least 80% of its net assets (plus any borrowings for investment purposes) in stocks of small cap companies has not been changed. However, the Fund now defines small capitalization companies as those with a market cap, at time of investment, equal to or less than the largest company in the Russell 2000 Growth Index (approximately $9.4 billion as of December 31, 2017). Under Invesco’s management, small capitalization companies were determined with reference to the Russell 2000 Index.

In addition, there are differences between Redwood and Invesco’s investment process in managing the Fund.

Redwood employs a growth-oriented investment philosophy to analyze and select investments and seeks to own stocks of high quality companies (based on such characteristics as return-on-equity or profitability) trading at what Redwood believes are attractive valuations and that are experiencing positive earnings revisions. Redwood seeks to invest in companies that it believes could experience future growth rates at levels higher than the Russell 2000 Growth Index. Redwood’s investment process incorporates proprietary quantitative and qualitative research.

In selecting investments for the Fund, Invesco utilized a disciplined portfolio construction process that constrained the Fund's industry group weightings within a specific range versus the industry group weightings of the Russell 2000 Growth Index. Invesco’s security selection process for the Fund was based on a three-step process that includes fundamental, valuation and timeliness analysis.

In addition, due to its investment strategy, the Fund may buy and sell securities more frequently under Redwood’s management, which may result in higher transaction costs and additional shareholder expenses.

Also in connection with the appointment of Redwood, the Board also approved changes to the Fund’s advisory fee breakpoints, effective as of December 26, 2017, as shown in the comparison table below. The management fee is stated as an annual percentage of the aggregate net assets of the Fund (together with the assets of any other applicable fund identified in the advisory agreement) determined in accordance with the following schedule, and that rate is applied to the average daily net assets of the Fund.

Current Advisory Fee Schedule		Former Advisory Fee Schedule
Average daily net assets ($)	Annual rate (%)	Average daily net assets ($)	Annual rate (%)
First 300 million	0.880	First 250 million	1.050
Next 300 million	0.850	Excess over 250 million	1.000[1]
Next 300 million	0.830
Excess over 900 million	0.800

1 The applicable rate was 1.000% on all net assets of the Fund when aggregate net assets exceed $1 billion.

The Board also approved changes to the Fund’s subadvisory fee breakpoints, effective as of December 26, 2017. The changes to the subadvisory and advisory fee breakpoints result in advisory and subadvisory fee rates that are lower than the current advisory and subadvisory fee rates at all asset levels.

For additional information about the Fund’s investment objective, investment policies, and advisory fee rates, refer to the Fund’s prospectus that was filed with the SEC on March 5, 2018.

Board Consideration of Redwood Subadvisory Agreement

At its in-person meeting held on December 12-14, 2017, the Board, including the Independent Trustees, approved the Redwood Subadvisory Agreement between the Advisor and Redwood with respect to the Fund.

In considering the Redwood Subadvisory Agreement, the Board received in advance of the meeting a variety of materials relating to the Fund and Redwood, including comparative performance information, fee and expense information of Redwood and Invesco; performance information for relevant indices; comparative performance information for comparably managed accounts, as applicable; and other information provided by the Advisor and Redwood regarding the nature, extent and quality of services to be provided by Redwood under the Redwood Subadvisory Agreement. The Board also took into account discussions with management and information provided to the Board with respect to the services to be provided by Redwood to the Fund.

Throughout the process, the Board asked questions of management. The Board was assisted by counsel for the Trust and the Independent Trustees were also separately assisted by independent legal counsel throughout the process.

In approving the Redwood Subadvisory Agreement, the Board, including the Independent Trustees, considered a variety of factors, including those discussed below. The Board also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and did not treat any single factor as determinative, and each Trustee may have attributed different weights to different factors.

Approval of Redwood Subadvisory Agreement

In making its determination with respect to approval of the Redwood Subadvisory Agreement, the Board considered information relating to Redwood’s business, including the historical performance of the Fund under the management of Invesco, which included comparative performance information of the Fund and a composite managed by Redwood; and that the subadvisory fee rates for the Fund under the Redwood Subadvisory Agreement: (i) are lower than the rates under the Invesco Subadvisory Agreement; (ii) are paid by the Advisor not the Fund; and (iii) are a product of arms-length negotiation between the Advisor and Redwood. In addition, approval of the Redwood Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and the advisory fees will be lower for the Fund at all asset levels.

Nature, extent, and quality of services. With respect to the services to be provided to the Fund by Redwood, the Board considered information provided to the Board by Redwood. The Board considered Redwood’s current level of staffing and its overall resources, as well received information relating to Redwood’s compensation program. The Board reviewed Redwood’s history and investment experience, as well as information regarding the qualifications, background, and responsibilities of Redwood’s investment and compliance personnel who will provide services to the Fund. The Board also considered, among other things, Redwood’s compliance program and any disciplinary history. The Board also considered Redwood’s risk assessment and monitoring processes. The Board reviewed Redwood’s regulatory history, including whether it was currently involved in any regulatory actions or investigations as well as material litigation, and any settlements and amelioratory actions undertaken, as appropriate. The Board noted that the Advisor conducts regular periodic reviews of Redwood and its operations in regard to the Fund, including regarding investment processes and organizational and staffing matters. The Board also noted that the Trust’s Chief Compliance Officer and his staff conduct regular, periodic compliance reviews with Redwood and present reports to the Independent Trustees regarding the same, which include evaluating the regulatory compliance systems of Redwood and procedures reasonably designed by it to assure compliance with the federal securities laws. The Board also took into account the financial condition of Redwood.

The Board considered Redwood’s investment processes and philosophies. The Board took into account that Redwood’s responsibilities will include the development and maintenance of an investment program for the Fund that is consistent with the Fund’s updated investment objectives, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. The Board also considered Redwood’s brokerage policies and practices, including with respect to best execution and soft dollars.

Subadvisor compensation. In considering the cost of services to be provided by Redwood and the profitability to Redwood of its relationship with the Fund, the Board noted that the fees under the Redwood Subadvisory Agreement are paid by the Advisor and not the Fund. The Board also noted that there will be no increase in the advisory fees paid by the Fund as a consequence of the execution of the Redwood Subadvisory Agreement and that the advisory fees paid by the Fund will be lower at all asset levels. The Board noted in this regard that the subadvisory fees under the Redwood Subadvisory Agreement would be lower at all asset levels than under the Invesco Subadvisory Agreement.

The Board also relied on the ability of the Advisor to negotiate the Redwood Subadvisory Agreement with Redwood, which is not affiliated with the Advisor, and the fees thereunder at arm’s length. As a result, the costs of the services to be provided and the profits to be realized by Redwood from its relationship with the Trust were not a material factor in the Board’s consideration of the Redwood Subadvisory Agreement.

The Board also considered information regarding the nature and scope (including their significance to the Advisor and its affiliates and to Redwood) of any material relationships with respect to Redwood, which includes arrangements, if any, in which Redwood or its affiliates provide advisory, distribution, or management services in connection with financial products sponsored by the Advisor or its affiliates, and may include other registered investment companies, a 529 education savings plan, managed separate account, and exempt group annuity contracts sold to qualified plans, if any. The Board also considered information and took into account any other potential conflicts of interest the Advisor might have in connection with the Redwood Subadvisory Agreement.

In addition, the Board considered other potential indirect benefits that Redwood and its affiliates may receive from Redwood’s relationship with the Fund, such as the opportunity to provide advisory services to additional funds in the John Hancock fund complex and reputational benefits.

Subadvisory fees. The Board considered that the Fund pays an advisory fee to the Advisor and that, in turn, the Advisor pays a subadvisory fee to Redwood. The Board also considered that the subadvisory fee to be paid to Redwood for managing the Fund is lower than the fee previously paid to Invesco. The Board also took into account that the Fund’s advisory fee was also being amended and would result in advisory fee rates that are lower than the current advisory fee rates at all asset levels. The Board also considered, as available, the Fund’s subadvisory fees as compared to comparable investment companies.

Subadvisor performance. As noted above, the Board considered the Fund’s performance as compared to the Fund’s peer group and benchmark under the management of Invesco and noted that the Board reviews information about the Fund’s performance results at its regularly scheduled meetings. The Board noted the Advisor’s expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of Redwood. The Board also noted Redwood’s long-term performance for similar accounts.

The Board’s decision to approve the Redwood Subadvisory Agreement was based on a number of considerations, such as information relating to Redwood’s business, including the historical performance of the Fund under the management of Invesco, which included comparative performance information of the Fund and a composite managed by Redwood; Redwood has extensive experience and demonstrated skills as a manager; and that the subadvisory fee rates for the Fund under the Redwood Subadvisory Agreement: (i) are lower than the rates under the Invesco Subadvisory Agreement; (ii) are reasonable in relation to the level and quality of services to be provided under the Redwood Subadvisory Agreement; (iii) are paid by the Advisor not the Fund; (iv) have breakpoints that are reflected as breakpoints in the advisory fees for the Fund in order to permit shareholders to benefit from economies of scale if the Fund grows; and (v) are a product of arms-length negotiation between the Advisor and Redwood. In addition, the Board considered that approval of the Redwood Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and the advisory fees will be lower for the Fund at all asset levels.

Additional Information About Redwood

Redwood, a Massachusetts limited liability company, is owned by Managing Partners Jennifer K. Silver and Michael J. Mufson, and Estancia Capital Partners, LP. Ms. Silver and Mr. Mufson own 94% of the firm, and Estancia Capital Partners, LP owns 6% of the firm. The principal offices of Redwood are located at One Gateway Center, Suite 802, Newton, Massachusetts 02458. Valerie B. Klaiman, CFA, Michael J. Mufson, CFA, Ezra S. Samet, CFA, Jennifer K. Silver, CFA, and Tony E. Sutton are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio.

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of the Fund.

Management of Redwood. The names and principal occupations of the principal executive officers and partners of Redwood are listed below. The business address of each such person is One Gateway Center, Suite 802, Newton, Massachusetts 02458.

Name	Principal Occupation
Jennifer Katz Silver, CFA	Co- Chief Investment Officer, Founder, Managing Partner, Portfolio Manager & Analyst, Redwood
Michael J. Mufson, CFA	Co- Chief Investment Officer, Founder, Managing Partner, Portfolio Manager & Analyst, Redwood
Steven T. Flammey	Chief Financial Officer & Chief Compliance Officer, Redwood
Valerie B. Klaiman, CFA	Portfolio Manager & Analyst, Redwood
Tony E. Sutton	Portfolio Manager & Analyst, Redwood
Ezra S. Samet, CFA	Portfolio Manager & Analyst, Redwood
John P. Schwartz	Director of Marketing & Client Service, Redwood
Colin R. Dwyer	Head Trader, Redwood

Similar Investment Companies Managed by Redwood. As of December 26, 2017, Redwood acted as advisor or subadvisor to registered investment companies or series thereof having investment objectives and policies similar to those of the Fund, as detailed in the following table.

Name of Similar Fund	Assets Under Management as of December 26, 2017
Dreyfus Select Managers Small Cap Growth Fund[1]	$79,394,184

1 Redwood manages only a portion of the fund.

Comparison of Invesco Subadvisory Agreement and Redwood Subadvisory Agreement

The terms of the Redwood Subadvisory Agreement and the Invesco Subadvisory Agreement are substantially similar and are described generally below. For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the “subadvisory agreement,” and Redwood and Invesco generally are collectively referred to as the “subadvisor.”

Duties of the Subadvisor. Subject to the supervision of the Board and the Advisor, the subadvisor manages the investment and reinvestment of the assets of the Fund, and formulates a continuous investment program for the Fund consistent with its investment objective and policies, as described in the then current registration statement of JHF II. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. At its expense, the subadvisor furnishes all necessary facilities, including salaries of personnel required for it to execute its duties faithfully. The subadvisor also furnishes administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value and shareholder accounting services). In addition, the subadvisor maintains all accounts, books and records with respect to actions by the subadvisor on behalf of the Fund as are required to be maintained by an investment advisor to a registered investment company under the 1940 Act, the Advisers Act, and the rules thereunder.

The subadvisor selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers and negotiates brokerage commissions, if applicable. The subadvisor is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Trustees and described in the Trust’s registration statement, as amended. The subadvisor may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadvisor determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadvisor's overall responsibilities with respect to accounts managed by the subadvisor. The subadvisor may use for the benefit of its other clients, or make available to companies affiliated with the subadvisor or its directors for the benefit of its clients, any such brokerage and research services that the subadvisor obtains from brokers or dealers, as described above. In addition, the Redwood Subadvisory Agreement provides that Redwood shall act on behalf of the Trust with respect to any reorganizations, exchange offers, and other voluntary corporate actions. The Invesco Subadvisory Agreement was silent on this matter.

Term. The Redwood Subadvisory Agreement was approved by the Trustees and the Independent Trustees at the in-person Board meeting held on December 12-14, 2017 for an initial two-year term. The Invesco Subadvisory Agreement was initially approved by the Trustees and the Independent Trustees at an in-person Board meeting held on September 22-23, 2005 for an initial two-year term, and its continuance was most recently approved by the Trustees and the Independent Trustees at an in-person Board meeting held on June 19-22, 2017. Each subadvisory agreement continues in effect after its initial term only if such continuance is specifically approved at least annually either: (a) by the Trustees; or (b) by the vote of a “majority of the outstanding voting securities” of the Fund (as defined by the 1940 Act). In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

The Invesco Subadvisory Agreement terminated after the close of business on December 26, 2017.

Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance.

The subadvisory agreement provides that if the outstanding voting securities of the Fund fail to approve any continuance of the subadvisory agreement, the subadvisor will continue to act as subadvisor with respect to the Fund pending the required approval of the subadvisory agreement or its continuance, of a new contract with the subadvisor or another subadvisor, or other definitive action, provided that the compensation received by the subadvisor is in compliance with the 1940 Act and the rules and regulations thereunder.

Termination. The subadvisory agreement provides that it may be terminated at any time, without the payment of any penalty, by the Trustees, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to the Fund, by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the Advisor and the subadvisor, or by the Advisor or subadvisor on sixty days’ written notice to the Trust and the other party. The subadvisory agreement will terminate automatically, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event the Advisory Agreement between the Advisor and the Trust terminates for any reason.

Amendments. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of any amendment will be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment. The Invesco Subadvisory Agreement also clarified that such shareholder approval shall be sufficient, even if the amendment may not have been approved by a majority of the outstanding voting securities of: (a) any other fund affected by the amendment; or (b) all of the funds of JHF II.

As described above, pursuant to the Order and with respect to subadvisors that are not affiliates of JHF II or the Advisor, the Advisor is permitted to appoint a new unaffiliated subadvisor for the Fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval. JHF II, therefore, is able to engage non-affiliated subadvisors from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadvisor. The subadvisory agreement provides that neither the subadvisor nor any of its directors, officers, or employees shall be liable to the Advisor or the Trust for any loss suffered by the Advisor or the Trust resulting from its acts or omissions as subadvisor to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadvisor or any of its directors, officers, or employees.

Consultation with Subadvisors to the Fund. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadvisor from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisors to the Fund; (b) other subadvisors to another fund in the Trust; and (c) other subadvisors to funds under common control with the Fund.

Confidentiality of JHF II Portfolio Holdings. The subadvisory agreement provides that the subadvisor is required to treat JHF II portfolio holdings as confidential information in accordance with the Trust’s “Policy Regarding Disclosure of Portfolio Holdings,” as such policy may be amended from time to time, and to prohibit its employees from trading on any such confidential information.

Compliance Policies. Pursuant to the subadvisory agreement, the subadvisor agrees to provide the Advisor with its written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act. Throughout the term of the subadvisory agreement, the subadvisor will provide the Advisor with information relating to various compliance matters including material changes in the Compliance Policies and information and access to personnel and resources that the Advisor may reasonably request to enable JHF II to comply with Rule 38a-1 under the 1940 Act.

John Hancock Investments 601 Congress Street Boston, MA 02210-2805

The following notice provides important information about the recent change in the management of your fund.

If you have any questions, please contact your financial advisor or call John Hancock Investments at
800-225-5291, Monday through Friday, 8:00 A.M. to 7:00 P.M., Eastern time.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Relating to

SMALL CAP GROWTH FUND

a series of John Hancock Funds II

601 Congress Street

Boston, Massachusetts 02210

Telephone: 800-225-5291

This communication (the “Notice”) presents only an overview of a more complete Information Statement that is available to you on the Internet relating to Small Cap Growth Fund (the “Fund”), a series of John Hancock Funds II (the “Trust” or “JHF II”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details a subadvisor change relating to the Fund that took effect as of the close of business on December 26. 2017. At an in-person meeting held on December 12-14, 2017, pursuant to the recommendation of John Hancock Advisers, LLC (the “Advisor”), the Board of Trustees of the Trust (the “Board”) approved a new subadvisory agreement appointing Redwood Investments, LLC (“Redwood”) as subadvisor to the Fund. At the same time, the Board approved the termination of Invesco Advisers, LLC as subadvisor to the Fund.

The appointment of Redwood as subadvisor to the Fund was effected in accordance with an exemptive order (the “Order”) that the U.S. Securities and Exchange Commission granted to the Trust permitting the Advisor to enter into and materially amend subadvisory agreements with unaffiliated subadvisors solely with Board approval, subject to certain conditions, and without obtaining shareholder approval. Consequently, the Trust is not soliciting proxies to approve this change. The Order does, however, require that an Information Statement be provided to you containing much of the same information that would have been included in a proxy statement soliciting approval of the new subadvisory agreement with Redwood.

In lieu of physical delivery of the Information Statement (other than on request as described below), JHF II has made the Information Statement available to you online at www.jhinvestments.com/CMS/DownloadableItems/
Funds/14C/SmallCapGrowth14C.pdf until 90 days from the date this Notice is first sent to shareholders. A paper or email copy of the Information Statement may be obtained, without charge, by contacting 800-225-5291 no later than 90 days from the date this Notice is first sent to shareholders.

If you want to receive a paper or email copy of the Information Statement free of charge, you must request one no later than 90 days from the date this Notice is first sent to shareholders.

Shareholders sharing the same address. As permitted by law, only one copy of this Notice may be delivered to shareholders residing at the same address, unless such shareholders have notified the Trust of their desire to receive multiple copies of the shareholder reports and other materials that the Trust sends. If you would like to receive an additional copy, contact the Trust by writing to the Trust’s address, or by calling the telephone number shown above. The Trust will then promptly deliver, upon request, a separate copy of this Notice to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Trust’s shareholder reports and other materials in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated.